UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM C-AR

Annual Report Pursuant to Regulation Crowdfunding

Issuer Information

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  Name of Issuer:                     NeoCaddie Inc. (d/b/a Cadi)
  ----------------------------------- -----------------------------------
  Legal Status:                       Corporation

  Jurisdiction:                       Delaware

  Date of Organization:               2019

  Physical Address:                   Nashville, TN

  Website:                            www.cadikiosk.com

  CIK Number:                         0001830585

  Reporting Period:                   January 1, 2023 -- December 31, 2023
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Eligibility

The issuer certifies that all of the following are true: the issuer is organized under the laws of a State of the United States (Delaware); is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934; is not an investment company registered under the Investment Company Act of 1940; is not ineligible under
Section 4(a)(6); is not a development stage company with no specific business plan; and has not failed to comply with the requirements of
Section 4A(b) that would make it ineligible.

Prior Failure to Comply with Reporting Requirements

Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation
Crowdfunding?

YES.

The Company failed to timely file Form C-AR annual reports for fiscal years ending December 31, 2022, December 31, 2023, December 31, 2024, and December 31, 2025. The Company is filing these reports now to come into compliance with Rule 202 of Regulation Crowdfunding. The delay was due to administrative oversight and limited resources. The Company is committed to maintaining compliance with all ongoing reporting obligations going forward.

Officers of the Company

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  Name              Title             Dates of Service  Responsibilities
  ----------------- ----------------- ----------------- ------------------
  Tyler Gottstein   Chief Executive   2019 -- Present    All executive
                    Officer,                            functions
                    President,                          including
                    Secretary,                          operations,
                    Treasurer                           finance, strategy,
                                                        and regulatory
                                                        compliance

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Business experience for the past three years: Mr. Gottstein is a serial entrepreneur with over 15 years of experience across golf, technology, and e-commerce. He is the founder and CEO of NeoCaddie Inc. (d/b/a
Cadi), an autonomous golf equipment rental kiosk business. He also operates Globetrotter (GBTR), a patent-pending convertible golf travel bag and shipping membership platform; Mintclubs, an eBay-based golf equipment reseller operating since 2019; and Founder Capital Co., a boutique equity crowdfunding consulting firm.

Directors of the Company

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  Name                    Position                Dates of Service
  ----------------------- ----------------------- -----------------------
  Tyler Gottstein         Sole Director           2019 -- Present

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Principal Security Holders

The following persons beneficially own 20% or more of the outstanding voting equity securities of the Company:

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  Name                    Securities              % of Voting Power
  ----------------------- ----------------------- -----------------------
  Tyler Gottstein         Common Stock (Founder   Majority holder
                          Shares)

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Description of Business and Anticipated Business Plan

NeoCaddie Inc. (d/b/a Cadi) developed and operated autonomous golf equipment rental kiosks. The Company's technology platform enables golfers to rent clubs and equipment directly from self-service kiosks deployed at golf courses and entertainment venues. The Company raised capital through Regulation Crowdfunding offerings on StartEngine (2020-2022, approximately $1.90 million) and DealMaker (2023, approximately $253,000 in equity and $295,500 in convertible bridge notes), raising approximately $2.45 million from approximately 2,170 investors.

The Company has developed proprietary kiosk hardware including the Club Kiosk, Smart Shelf Kiosk, and Smart Warehouse systems, along with supporting software for inventory management and customer transactions.

The Company is currently evaluating strategic alternatives for its technology assets and intellectual property, including potential asset sales, licensing arrangements, or partnerships to maximize value for shareholders.

Risk Factors

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment. In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document. The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature. These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

Material risks include but are not limited to:

- The Company has a limited operating history and has incurred significant losses since inception.

- The Company previously failed to comply with SEC ongoing reporting requirements under Regulation Crowdfunding.

- The Company may need additional financing to fund operations, and there is no assurance such financing will be available.

- The Company operates in a competitive industry and faces risks from technological change and market adoption.

- The Company's securities are illiquid and there is no public trading market for the Company's common stock.

- The Company is exploring strategic alternatives including potential asset sales, and there is no assurance that such transactions will be completed or will generate value for shareholders.

- The Company is controlled by a single individual who serves as sole officer and director, creating concentration risk.

Description of Securities

The Company has two classes of common stock outstanding:

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  Class             Authorized        Outstanding       Voting Rights
  ----------------- ----------------- ----------------- -----------------
  Class A Common    See Certificate   10,977,578 shares Yes -- one vote
  Stock             of Incorporation                    per share

  Class B Common    See Certificate   See transfer      Non-voting
  Stock             of Incorporation  agent records
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Class A Common Stock carries one vote per share. Class B Common Stock is non-voting. The Company's Regulation Crowdfunding investors hold Class B Common Stock. In 2023-2024, the Company issued convertible bridge notes totaling $295,500 to 78 investors through DealMaker. These notes converted automatically into Class B Common Stock upon maturity (November 2025 through August 2026). Additionally, Tyler Gottstein holds an outstanding $20,000 unsecured promissory note from 2018 for reimbursement of the Company's formation and operating expenses.

Related-Party Transactions

The Company has no related-party transactions to disclose for this reporting period that exceeded 5% of the aggregate capital raised under Regulation Crowdfunding.

Financial Condition of the Issuer (MD&A)

For the fiscal year ended December 31, 2023, the Company achieved significant revenue growth, generating $1,245,504 in sales -- a 114% increase over FY2022. Gross margins remained strong at 48%. The Company achieved positive net operating income of $109,558 for the first time, driven by revenue growth outpacing expense increases. Total operating expenses were $488,284, with the largest categories being advertising & marketing ($163,894), payroll ($98,820), and R&D ($62,275). Cash increased substantially from $56,666 to $382,922, driven in part by $295,500 in convertible bridge notes issued to 78 investors through DealMaker. The Company invested in its Club Kiosk #2 expansion and continued software development. Management believes the improved financial trajectory demonstrates the viability of the business model. Previously, the Company recorded an intangible asset of $6,239,359 representing a self-assessed IP and technology valuation. This amount has been removed as it does not meet GAAP capitalization criteria for internally developed intangible assets. The Company's actual technology development costs are reflected in Software Development and Smart Warehouse Development line items.
Digital Assets ($142,933) and a Loan Receivable ($3,596) reported in FY2022 were disposed of during FY2023. The Digital Assets were liquidated and the Loan Receivable was settled.

Financial Statements

The following financial statements are certified by the Principal
Executive Officer as true and complete in all material respects and have not been audited or reviewed by an independent certified public accountant. These statements are prepared on an accrual basis in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

Balance Sheet

As of December 31, 2023

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                          2023                    2022
  ----------------------- ----------------------- -----------------------
  ASSETS

  Cash & Cash Equivalents $382,922                $56,666

  Accounts Receivable     $0                      $0

  Inventory               $145,061                $152,810

  Total Current Assets    $527,983                $356,004



  Fixed Assets (net of    $441,639                $578,546
  depreciation)

  Software Development    $298,550                $200,858

  Other Assets            $8,606                  $12,606

  TOTAL ASSETS            $1,276,778              $1,146,456



  LIABILITIES

  Accounts Payable        $2,511                  ($250)

  Credit Cards /          $2,511                  $140,144
  Short-term Debt

  Wages Payable           ($11,789)               $0

  Auto Loan               $6,511                  $14,512

  EIDL Loan               $104,000                $104,800

  Convertible Bridge      $295,500                $0
  Notes (DealMaker)

  Promissory Note -- T.    $20,000                 $20,000
  Gottstein

  Total Liabilities       $417,045                $279,206



  STOCKHOLDERS' EQUITY

  Equity -- Reg CF Capital $1,660,090              $1,688,098
  (StartEngine)

  Equity -- Reg CF Capital $253,261                $253,313
  (DealMaker)

  Retained Earnings       ($1,053,618)            ($1,074,162)
  (Accumulated Deficit)

  Total Stockholders'     $859,733                $867,250
  Equity



  TOTAL LIABILITIES &     $1,276,778              $1,146,456
  EQUITY
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Statement of Comprehensive Income (Profit & Loss)

For the Year Ended December 31, 2023

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                          FY2023                  FY2022
  ----------------------- ----------------------- -----------------------
  Revenue / Sales         $1,245,504              $581,206

  Cost of Goods Sold      $647,662                $302,227

  Gross Profit            $597,842                $278,979



  Total Operating         $488,284                $379,216
  Expenses



  Net Operating Income    $109,558                ($100,237)
  (Loss)

  Other Income (net)      $0                      $0

  Net Income (Loss)       $109,558                ($100,237)
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Notes to Financial Statements

Note 1 -- Nature of Operations: NeoCaddie Inc. (d/b/a Cadi) is a Delaware corporation that develops and operates autonomous golf equipment rental kiosks. The Company was organized in 2019.

Note 2 -- Basis of Presentation: These financial statements are presented on an accrual basis in accordance with U.S. GAAP. These financial statements have not been audited or reviewed by an independent CPA. The Principal Executive Officer has certified them as true and complete in all material respects. The Company's books have not been audited and certain year-end closing procedures were not completed for all periods. Retained Earnings (Accumulated Deficit) reflects the cumulative balance per the Company's QuickBooks accounting records.

Note 3 -- Going Concern: The Company has incurred significant cumulative losses since inception. Management is evaluating strategic alternatives to maximize shareholder value. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Note 4 -- Removal of Intangible Asset: Previously, the Company recorded an intangible asset of $6,239,359 representing a self-assessed IP and technology valuation. This amount has been removed as it does not meet GAAP capitalization criteria for internally developed intangible assets (ASC 350). Under GAAP, costs of internally developing technology are expensed as incurred unless specific criteria for capitalization are met. The Company's actual technology development costs are reflected in the Software Development line item. The Company's intellectual property retains commercial value for potential asset sale or licensing transactions, but such value is not reflected on the balance sheet under GAAP.

Note 5 -- Digital Assets and Loan Receivable: Digital Assets ($142,933) and a Loan Receivable ($3,596) reported in FY2022 were disposed of during FY2023.

Note 6 -- Convertible Bridge Notes: During 2023, the Company issued convertible bridge notes totaling $295,500 to 78 investors through DealMaker. The notes carry a maturity period of approximately two years and convert automatically into Class B Common Stock upon maturity (November 2025 through August 2026).

Note 7 -- Promissory Note: Tyler Gottstein holds an outstanding $20,000 unsecured promissory note from 2018 for reimbursement of the Company's formation and early operating expenses. The note remains outstanding as of the balance sheet date.

Certification of Principal Executive Officer

I, Tyler Gottstein, certify that:
(1) the financial statements of NeoCaddie Inc. (d/b/a Cadi) included in this Form C-AR are true and complete in all material respects; and
(2) the tax return information of NeoCaddie Inc. included in this Form C-AR reflects accurately the information reported on the tax return for NeoCaddie Inc. filed for the fiscal year ended December 31, 2023.

WARNING: Intentional misstatements or omissions of facts constitute federal criminal violations. See 18 U.S.C. 1001.

Ongoing Reporting

The Company will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than 120 days after the end of each fiscal year covered by the report.

Signatures

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (? 227.100 et seq.), this Form C-AR has been signed by the following person in the capacities and on the date indicated.

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  Signature               Title                   Date
  ----------------------- ----------------------- -----------------------
  /s/ Tyler Gottstein     Chief Executive         November __, 2026
                          Officer, President,
                          Sole Director

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